UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2011

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

(d)        At the annual meeting of stockholders on August 4, 2011, EnerSys conducted a non-binding advisory vote on the issue of the frequency of holding future non-binding advisory votes on the compensation of EnerSys' named executive officers ("Say on Pay"). A majority of the votes cast by stockholders, on an advisory basis, at this meeting were in favor of holding an annual Say on Pay vote. In accordance with this stockholder vote, the Board of Directors has determined that it will include an annual Say on Pay vote in its proxy materials until the next non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of EnerSys' named executive officers. EnerSys currently intends to hold such vote at its 2014 annual meeting, but such vote must occur no later than its 2017 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: November 07, 2011	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President